Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D dated December 10, 2019 (including amendments thereto) with respect to the Common Stock of Verso Corporation. This Joint Filing Agreement shall be filed as an Exhibit to such Statement.

Dated:	December 10, 2019

SCW Capital Management, LP

By:	Trinity Investment Group, LLC, its general partner

By:
Name: Robert Cathey
Title: Co-Managing Member

SCW Capital, LP

By:	Trinity Investment Group, LLC, its general partner

By:
Name: Robert Cathey
Title: Co-Managing Member

SCW Capital QP, LP

By:	Trinity Investment Group, LLC, its general partner

By:
Name: Robert Cathey
Title: Co-Managing Member

Trinity Investment Group, LLC

By:
Name: Robert Cathey
Title: Co-Managing Member

Robert Cathey

By:
Robert Cathey

Hoak Public Equities, L.P.

By:	Hoak Fund Management, L.P., its general partner

By:	Hoak & Co., its general partner

By:
Name: J. Hale Hoak
Title: President

Hoak Fund Management, L.P.

By:	Hoak & Co., its general partner

By:
Name: J. Hale Hoak
Title: President

Hoak & Co.

By:
Name: J. Hale Hoak
Title: President

James M. Hoak

By:
James M. Hoak

J. Hale Hoak

By:
J. Hale Hoak

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